Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Home Depot, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑227052, 333-221739) on Form S‑3 and (Nos. 333‑61733, 333‑38946, 333‑151849, 333‑182374, 333‑56722, 333‑125331, 333‑153171, 333‑125332) on Form S‑8 of The Home Depot, Inc. of our reports dated March 25, 2020, with respect to the Consolidated Balance Sheets of The Home Depot, Inc. and Subsidiaries as of February 2, 2020 and February 3, 2019, the related Consolidated Statements of Earnings, Comprehensive Income, Stockholders’ Equity, and Cash Flows for each of the fiscal years in the three‑year period ended February 2, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of February 2, 2020, which reports appear in the February 2, 2020 annual report on Form 10-K of The Home Depot, Inc. Our report on the consolidated financial statements refers to a change in the method of accounting for leases as of February 4, 2019 due to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842), and related amendments.

/s/KPMG LLP

Atlanta, Georgia
March 25, 2020